Exhibit 99.7

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the individual whose signature appears below hereby authorizes each of Barry V. Perry, Karl W. Smith and David C. Bennett, each with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to the Registration Statement of Fortis Inc. (File No. 333-210261) initially filed with the Securities and Exchange Commission on March 17, 2016 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in the Registration Statement as the Registrant deems appropriate, and appoints each of Barry V. Perry, Karl W. Smith and David C. Bennett, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to the Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

/s/ Margarita K. Dilley
Margarita K. Dilley

May 9, 2016